Exhibit 99

SEARCHLIGHT MINERALS ENGAGES MOUNTAIN STATES R&D
INTERNATIONAL TO INDEPENDENTLY VERIFY PRECIOUS METALS
CIRCUIT AT CLARKDALE SLAG PROJECT

COMPANY COMMENCES OPERATION OF ELECTROWINNING EXTRACTION
UNITS FOR INITIAL RECOVERY OF COPPER METAL

HENDERSON, Nevada (May 7, 2009) -- Searchlight Minerals Corp. (OTCBB: SRCH) (the “Company”), an exploration stage minerals company focused on the acquisition and development of projects in the southwestern United States, today announced that it has selected Mountain States R&D International, Inc. (“MSRDI”), a Tucson-based metallurgical consulting firm, to independently determine whether gold and silver can be recovered from the Clarkdale Slag Pile utilizing the precious metals circuit that is currently operating at the Clarkdale Slag Project in north-central Arizona.

The estimated six week verification project will be conducted under the direction of a Registered Professional Engineer in accordance with chain-of-custody standards.  The engineer will inspect the pilot production facility site and infrastructure unit operations; identify sites for the collection of bulk samples and monitor the collection of such samples from the slag pile; monitor the entire production sequence; collect samples of leach reagents and Ion Exchange (“I-X”) resins; and have samples of “pregnant” leach solutions and loaded resins analyzed by independent laboratories.  The purpose of this process is to have MSRDI independently validate that gold and silver can be recovered from the slag utilizing production-scale equipment and to evaluate the precious metals recovery process being used at the Clarkdale Slag Project.

“We selected MSRDI as the independent consultant to conduct this project because of its recognized global expertise in the provision of analytical, metallurgical and environmental services, and because it is familiar with the Clarkdale Slag Project,” stated Ian McNeil, Chief Executive Officer of Searchlight Minerals Corp.  “This independent evaluation process is intended to evaluate the levels of gold extraction that we have achieved internally from our precious metals processing circuit.”

The Company also announced that it has commenced operating the Electrowinning (“EW”) extraction units that are an integral part of the copper circuit at the Clarkdale Slag Project

“We have continued to leach and optimize the precious metals circuit during the past several weeks and are internally generating consistent levels of extractable gold and silver on a repetitive basis,” continued McNeil.  “I am also very pleased to report the commissioning of the EW extraction units, and we expect to harvest our first copper metal in plated form within the next ten days.  This will be followed by the commissioning of our zinc extraction units and the subsequent operation of our initial production module on a continuous basis.”

About Searchlight Minerals Corp.

Searchlight Minerals Corp. is a minerals exploration company focused on the acquisition and development of projects in the southwestern United States.  The Company is currently involved in two projects:  (1) the Clarkdale Slag Project, located in Clarkdale, Arizona, is a reclamation project to recover precious and base metals from the reprocessing of slag produced from the smelting of copper ores mined at the United Verde Copper Mine in Jerome, Arizona; and (2) the Searchlight Gold Project, which involves exploration for precious metals on mining claims near Searchlight, Nevada.  The Clarkdale Project is the more advanced of two ongoing projects that the Company is pursuing.  The Searchlight Gold Project is an early-stage gold exploration endeavor on 3,200 acres located approximately 50 miles south of Las Vegas, Nevada.

Searchlight Minerals Corp. is headquartered in Henderson, Nevada, and its common stock is listed on the OTC Bulletin Board under the symbol “SRCH.”  Additional information is available on the Company's website at www.searchlightminerals.com and in the Company’s filings with the U.S. Securities and Exchange Commission.

Forward-Looking Statements

This Press Release may contain, in addition to historical information, forward-looking statements. Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning the specific factors disclosed under the heading “Risk Factors” and elsewhere in the Company’s periodic filings with the U.S. Securities and Exchange Commission.  When used in this news release, the words such as "could,” “plan”, "estimate", "expect", "intend", "may", "potential", "should", and similar expressions, are forward-looking statements. The risk factors that could cause actual results to differ from these forward-looking statements include, but are not restricted to the Company’s limited operating history, uncertainties about the availability of additional financing, geological or mechanical difficulties affecting the Company’s planned geological or other work programs, uncertainty of estimates of mineralized material, operational risk, environmental risk, financial risk, currency risk and other statements that are not historical facts as disclosed under the heading “Risk Factors” and elsewhere in the Company’s periodic filings with securities regulators in the United States.  Consequently, risk factors including, but not limited to the aforementioned, may result in significant delays to the projected or anticipated production target dates.

Contact Information:

Carl Ager, Vice President at (702) 939-5247 or via email at ir@searchlightminerals.com
or
RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via email at info@rjfalkner.com